EXHIBIT A

AGREEMENT AND PLAN OF REORGANIZATION


This AGREEMENT AND PLAN OF REORGANIZATION, dated as of September 10, 2008, is between Summit Mutual Funds, Inc. on behalf of the Summit Bond Fund, and The Calvert Fund on behalf of the Calvert Income Fund.


This Agreement and Plan of Reorganization (the "Agreement" or "Plan") is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended (the "Code"). The reorganization and liquidation will consist of the transfer of all of the assets of Summit Bond Fund to Calvert Income Fund in exchange for shares of beneficial interest of Calvert Income Fund, the assumption by Calvert Income Fund of all known liabilities of the Summit Bond Fund and the distribution of Calvert Income Fund shares to the shareholders of Summit Bond Fund in complete liquidation of Summit Bond Fund, as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

In consideration of the mutual promises contained in this Agreement, the parties agree as follows:

1. SHAREHOLDER APPROVAL

Approval by Shareholders. A meeting of the shareholders of Summit Bond Fund shall be called and held for the purpose of acting on and authorizing the transactions contemplated in this Agreement. Calvert Income Fund shall furnish to Summit Bond Fund such data and information as shall be reasonably requested by Summit Bond Fund for inclusion in the information to be furnished to its shareholders in connection with the meeting.

2. REORGANIZATION

(a) Plan of Reorganization. Summit Bond Fund will convey, transfer, and deliver to Calvert Income Fund all of the then-existing assets and property of Summit Bond Fund including without limitation, all cash, securities, commodities and futures interests and dividends or interests receivable that are owned by the Summit Bond Fund and any deferred or prepaid expenses shown as an assets on the books of the Summit Bond Fund at the closing provided for in Section 2(c) of this Agreement (the "Closing"). In consideration thereof, Calvert Income Fund agrees at the Closing:

(i) to deliver to Summit Bond Fund in exchange for the assets, the number of full and fractional shares of common stock of Calvert Income Fund ("Calvert Income Fund Shares") to be determined as follows:

In accordance with Section 3 of this Agreement, the number of shares to be issued shall be determined by dividing the per share net asset value of Summit Bond Fund Shares (rounded to the nearest millionth) by the net asset value per share of Calvert Income Fund (rounded to the nearest millionth) and multiplying the quotient by the number of outstanding shares of Summit Bond Fund as of the close of business on the Closing date (the "Closing Date"). It is expressly agreed that there will be no sales charge to Summit Bond Fund, or to any of the shareholders of Summit Bond Fund upon distribution of Calvert Income Fund Shares to them; and

(b) Liabilities to be Assumed. Calvert Income Fund shall assume only those liabilities, expenses, costs, charges and reserves reflected on a Statement of Assets and Liabilities of the Summit Bond Fund prepared on behalf of such Fund, as of the Valuation Date (as defined in Section 3(a)), in accordance with generally accepted accounting principles consistently applied from the prior audited period and certified by the Controller of Summit Bond Fund. The Calvert Income Fund shall assume only those liabilities of Summit Bond Fund reflected in such Statement of Assets and Liabilities and shall not assume any other liabilities whether absolute or contingent, known or unknown, accrued or unaccrued, all of which shall remain the obligation of Summit Bond Fund.

(c) Closing and Effective Time of the Reorganization. The Closing shall occur at the Effective Time of the Reorganization, which shall be either:

(i) the later of the satisfaction of all representations and warranties contained herein, receipt of all necessary regulatory approvals, or the final adjournment of the meeting of shareholders of Summit Bond Fund at which the Plan will be considered, or

(ii) such later date as the parties may mutually agree.

(d) On or as soon as practicable prior to the Closing Date, the Summit Bond Fund will declare and pay to its shareholders of record one or more dividends and/or other distributions so that it will have distributed substantially all (and in no event less than 98%) of its investment company taxable income (computed without regard to any deduction for dividends paid) and realized net capital gain, if any, for the current taxable year through the Closing Date.

3. VALUATION OF NET ASSETS

(a) The value of Summit Bond Fund's net assets to be transferred to Calvert Income Fund under this Agreement shall be computed as of the close of business (coinciding with the closing of the regular session of the New York Stock Exchange (NYSE) (normally 4:00 p.m. ET)) on the business day immediately preceding the Closing Date (hereinafter the "Valuation Date") using the valuation procedures as set forth in Calvert Income Fund's prospectus.

(b) The net asset value per share of Calvert Income Fund Shares for purposes of Section 2 of this Agreement shall be determined as of the close of business on the Valuation Date by Calvert Income Fund's Controller using the same valuation procedures as set forth in Calvert Income Fund's prospectus.

(c) A copy of the computation showing in reasonable detail the valuation of Summit Bond Fund's net assets using the valuation procedures as set forth in Summit Bond Fund's prospectus to be transferred to Calvert Income Fund pursuant to Section 2 of this Agreement, certified by the Controller of Summit Bond Fund, shall be furnished by Summit Bond Fund to Calvert Income Fund at the Closing. A copy of the computation showing in reasonable detail the determination of the net asset value per share of Calvert Income Fund Shares pursuant to Section 2 of this Agreement, certified by the Controller of Calvert Income Fund, shall be furnished by Calvert Income Fund to Summit Bond Fund at the Closing.

In the event that on the Valuation Date: (a) the New York Stock Exchange or another primary trading market for portfolio securities of the Calvert Income Fund or the Summit Bond Fund (each, an "Exchange") shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of The Calvert Fund or Summit Mutual Funds, Inc., accurate appraisal of the value of the net assets of the Calvert Income Fund or the Summit Bond Fund, respectively, is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

The Summit Mutual Funds, Inc. and The Calvert Fund agree to use commercially reasonable efforts to resolve, prior to the Valuation Time, any material pricing differences between the prices of portfolio securities determined in accordance with the pricing policies and procedures of the Calvert Income Fund and those determined in accordance with the pricing policies and procedures of the Summit Bond Fund.

4. LIQUIDATION AND DISSOLUTION

(a) As soon as practicable after the Closing Date, Summit Bond Fund will distribute pro rata to Summit Bond Fund shareholders of record as of the close of business on the Closing Date the shares of Calvert Income Fund received by Summit Bond Fund pursuant to Section 2 (a) of this Agreement. Such liquidation and distribution will be accompanied by the establishment of shareholder accounts on the share records of Calvert Income Fund in the names of each such shareholder of Summit Bond Fund, representing the respective pro rata number of full shares and fractional interests in shares of Calvert Income Fund due to each. No such shareholder accounts shall be established by Calvert Income Fund or the transfer agent for Calvert Income Fund except pursuant to written instructions from Summit Bond Fund, and Summit Bond Fund agrees to provide on the Closing Date instructions to transfer to a shareholder account for each former Summit Bond Fund shareholder a pro rata share of the number of shares of Calvert Income Fund received pursuant to Section 2(a) of this Agreement.

(b) Promptly after the distribution described in Section 4(a) above, appropriate notification will be mailed by Calvert Income Fund or its transfer agent to each shareholder of Summit Bond Fund receiving such distribution of shares of Calvert Income Fund informing such shareholder of the number of such shares distributed to such shareholder and confirming the registration thereof in such shareholder's name.

(c) Share certificates representing holdings of shares of Calvert Income Fund shall not be issued in connection with the Reorganization. Ownership of shares of Calvert Income Fund will be shown on the books of Calvert Income Fund's transfer agent.

(d) As promptly as is practicable after the liquidation of Summit Bond Fund, and in no event later than 12 months from the date of this Agreement, Summit Bond Fund shall be terminated pursuant to the provisions of the Plan and its By-laws and Declaration of Trust.

(e) Immediately after the Closing Date, the share transfer books of Summit Bond Fund shall be closed and no transfer of shares shall thereafter be made on those books.

5. DECLARATION OF TRUST AND BY-LAWS

(a) Declaration of Trust. The Declaration of Trust of The Calvert Fund, which governs its series, Calvert Income Fund, in effect at the Effective Time of the Reorganization, shall continue to be the Declaration of Trust until amended as provided by law.

(b) By-laws. The By-laws of The Calvert Fund, which govern its series, Calvert Income Fund, in effect at the Effective Time of the Reorganization, shall continue to be the By-laws until the same shall thereafter be altered, amended, or repealed in accordance with The Calvert Fund's Articles of Incorporation or said By-laws.

6. REPRESENTATIONS AND WARRANTIES OF CALVERT INCOME FUND

(a) Organization, Existence, etc. Calvert Income Fund is a duly organized series of The Calvert Fund, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has the power to carry on its business as it is now being conducted. Currently, The Calvert Fund is not qualified to do business as a foreign corporation under the laws of any jurisdiction. Calvert Income Fund has all necessary federal, state and local authorization to own all of its properties and assets and to carry on its business as now being conducted.

(b) Registration as Investment Company. The Calvert Fund, of which Calvert Income Fund is a series, is registered under the Investment Company Act of 1940 (the "Act") as an open-end management investment company. Its registration has not been revoked or rescinded and is in full force and effect.

(c) Capitalization. Calvert Income Fund has an unlimited number of shares of beneficial interest, no par value, of which as of March 31, 2008, 6,236,069,221 shares were outstanding, and no shares were held in the treasury of Calvert Income Fund. All of the outstanding shares of Calvert Income Fund have been duly authorized and are validly issued, fully paid, and non-assessable. Since Calvert Income Fund is a series of an open-end investment company engaged in the continuous offering and redemption of its shares, the number of outstanding shares may change prior to the Effective Time of the Reorganization.

(d) Shares to be Issued Upon Reorganization. Calvert Income Fund Shares to be issued in connection with the Reorganization have been duly authorized and upon consummation of the Reorganization will be validly issued, fully paid and non-assessable.

(e) Authority Relative to this Agreement. The Calvert Fund has the power to enter into the Plan on behalf of its series Calvert Income Fund, and to carry out its obligations under this Agreement. The execution and delivery of the Plan and the consummation of the transactions contemplated have been duly authorized by the Board of Trustees of The Calvert Fund and no other proceedings by The Calvert Fund are necessary to authorize its officers to effectuate the Plan and the transactions contemplated. Calvert Income Fund is not a party to or obligated under any charter, by-law, indenture, or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by the executing and carrying out of the Plan.

(f) Liabilities. There are no liabilities of Calvert Income Fund, whether or not determined or determinable, other than liabilities disclosed or provided for in Calvert Income Fund Financial Statements for the period ended March 31, 2008 ("Calvert Income Fund Financial Statements") and liabilities incurred in the ordinary course of business subsequent to March 31, 2008, or otherwise previously disclosed to Summit Bond Fund, none of which has been materially adverse to the business, assets or results of operations of Calvert Income Fund.

(g) Litigation. To the knowledge of The Calvert Fund there are no claims, actions, suits, or proceedings, pending or threatened, which would adversely affect Calvert Income Fund or its assets or business, or which would prevent or hinder consummation of the transactions contemplated by this Agreement.

(h) Contracts. Except for contracts and agreements previously disclosed to Summit Bond Fund under which no default exists, The Calvert Fund on behalf of Calvert Income Fund is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license, or permit of any kind or nature whatsoever.

(i) Taxes. The federal income tax returns of Calvert Income Fund have been filed for all taxable years up to and including the taxable year ending on the Closing Date, and all taxes payable pursuant to such returns have been paid. Calvert Income Fund has qualified as a regulated investment company under the Internal Revenue Code with respect to each past taxable year of Calvert Income Fund since commencement of operations, and the taxable year ending on the Closing Date.

(j) Registration Statement. Calvert Income Fund shall have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933 ("Securities Act") relating to the shares of capital stock of Calvert Income Fund issuable under this Agreement. At the time the Registration Statement becomes effective, the Registration Statement:

(i) will comply in all material respects with the provisions of the Securities Act and the rules and regulations of the Commission thereunder (the "Regulations"), and

(ii) will not contain an untrue statement of material fact or omit to state a material act required to be stated therein or necessary to make the statements therein not misleading.

Further, at the time the Registration Statement becomes effective, at the time of the shareholders' meeting referred to in Section 1, and at the Effective Time of the Reorganization, the Prospectus and Statement of Additional Information included therein, as amended or supplemented by any amendments or supplements filed by Calvert Income Fund, as pertain to the Calvert Income Fund, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement or Prospectus and Statement of Additional Information made in reliance upon and in conformity with information furnished by Summit Bond Fund for use in the Registration Statement or Prospectus and Statement of Additional Information as provided in Section 7(k).

(k) Brokerage payments. No brokerage or finders fees are payable in connection with this transaction.

7. REPRESENTATIONS AND WARRANTIES OF SUMMIT BOND FUND

(a) Organization, Existence, etc. Summit Bond Fund is a duly organized series of Summit Mutual Funds, Inc., validly existing and in good standing under the laws of the State of Maryland, and has power to carry on its business as it is now being conducted. Currently, Summit Mutual Funds, Inc. is not qualified to do business as a foreign corporation under the laws of any jurisdiction. Summit Bond Fund has all necessary federal, state and local authorization to own all of its properties and assets and to carry on the business as now being conducted.

(b) Registration as Investment Company. Summit Mutual Funds, Inc., of which Summit Bond Fund is a series, is registered under the Act as an open-end management investment company. Its registration has not been revoked or rescinded and is in full force and effect.

(c) Capitalization. Summit Bond Fund has 20,000,000 shares of beneficial interest authorized in each Class I and A, $0.10 par value, of which as of March 31, 2008, 1,867,689 and 3,370 shares were outstanding, respectively; and no shares were held in the treasury. All of the outstanding shares of Summit Bond Fund have been duly authorized and are validly issued, fully paid, and non-assessable. Since Summit Bond Fund is a series of an open-end investment company engaged in the continuous offering and redemption of its shares, the number of outstanding shares of Summit Bond Fund may change prior to the Effective Date of the Reorganization.

(d) Financial Statements. The audited financial statements of Summit Bond Fund for the year ended September 30, 2007, to be delivered to Calvert Income Fund, will fairly present the financial position of Summit Bond Fund as of September 30, 2007, and the results of its operations and changes in net assets for the year then ended. The unaudited financial statements of Summit Bond Fund for the period ended March 31, 2008 ("Summit Bond Fund Financial Statements") fairly present the financial position of Summit Bond Fund as of March 31, 2008, and the results of its operations and changes in net assets for the period then ended.

(e) Authority Relative to this Agreement. Summit Mutual Funds, Inc. has the power to enter into the Plan on behalf of its series Summit Bond Fund and to carry out its obligations under this Agreement. The execution and delivery of the Plan and the consummation of the transactions contemplated have been duly authorized by the Board of Directors of Summit Bond Fund and, except for approval by the holders of its capital stock, no other proceedings by Summit Mutual Funds, Inc. are necessary to authorize its officers to effectuate the Plan and the transactions contemplated. Summit Bond Fund is not a party to or obligated under any charter, by-law, indenture, or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by the executing and carrying out of the Plan.

(f) Liabilities. There are no liabilities of Summit Bond Fund whether or not determined or determinable, other than liabilities disclosed or provided for in Summit Bond Fund Financial Statements and liabilities incurred in the ordinary course of business subsequent to March 31, 2008, or otherwise previously disclosed to Calvert Income Fund, none of which has been materially adverse to the business, assets, or results of operations of Summit Bond Fund.

(g) Litigation. To the knowledge of Summit Mutual Funds, Inc., there are no claims, actions, suits, or proceedings, pending or threatened, which would adversely affect Summit Bond Fund or its respective assets or business, or which would prevent or hinder consummation of the transactions contemplated by this Agreement.

(h) Contracts. Except for contracts and agreements previously disclosed to Calvert Income Fund under which no default exists, Summit Mutual Funds, Inc., on behalf of Summit Bond Fund, is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license, or permit of any kind or nature whatsoever.

(i) Taxes. The federal income tax returns of Summit Bond Fund have been filed for all taxable years up to and including the taxable year ending on the Closing Date, and all taxes payable pursuant to such returns have been paid. Summit Bond Fund has qualified as a regulated investment company under the Internal Revenue Code with respect to each past taxable year, and the taxable year ending on the Closing Date, of Summit Bond Fund since commencement of operations.

(j) Portfolio Securities. All securities to be listed in the schedule of investments of Summit Bond Fund as of the Effective Time of the Reorganization will be owned by The Calvert Fund on behalf of Calvert Income Fund free and clear of any liens, claims, charges, options, and encumbrances, except as indicated in the schedule. Except as so indicated, none of the securities is, or after the Reorganization as contemplated by this Agreement will be, subject to any legal or contractual restrictions on disposition (including restrictions as to the public offering or sale of the securities under the Securities Act), and all the securities are or will be readily marketable.

(k) Registration Statement. Summit Bond Fund will cooperate with Calvert Income Fund in connection with the Registration Statement referred to in Section 6(j) of this Agreement, and will furnish to Calvert Income Fund the information relating to Summit Bond Fund required by the Securities Act and its Regulations to be set forth in the Registration Statement (including the Prospectus and Statement of Additional Information). At the time the Registration Statement becomes effective, the Registration Statement, insofar as it relates to Summit Bond Fund:

(i) will comply in all material respects with the provisions of the Securities Act and the Regulations, and

(ii) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Further, at the time the Registration Statement becomes effective, at the time of the shareholders' meeting referred to in Section 1 and at the Effective Time of the Reorganization, the Prospectus and Statement of Additional Information, as amended or supplemented by any amendments or supplements filed by Calvert Income Fund, insofar as it relates to Summit Bond Fund, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the Registration Statement or Prospectus and Statement of Additional Information made in reliance upon and in conformity with information furnished by Summit Bond Fund for use in the Registration Statement or Prospectus and Statement of Additional Information as provided in this Section 7(k).

(l) Brokerage payments. No brokerage or finders fees are payable in connection with this transaction.

8. CONDITIONS TO OBLIGATIONS OF CALVERT INCOME FUND

The obligations of Calvert Income Fund under this Agreement with respect to the consummation of the Reorganization are subject to the satisfaction of the following conditions:

(a) Discharge of Liabilities. Summit Bond Fund shall endeavor to have discharged all of its known liabilities and obligations prior to the Effective Time of the Reorganization.

(b) Representations, Warranties, and Agreements. As of the Effective Time of the Reorganization, Summit Bond Fund shall have complied with each of its obligations under this Agreement, the representations and warranties contained in this Agreement shall be true in all material respects, and there shall have been no material adverse change in the financial condition, results of operations, business, properties or assets of Summit Bond Fund since March 31, 2008. As of the Effective Time of the Reorganization, Calvert Income Fund shall have received a certificate from Summit Bond Fund satisfactory in form and substance to Calvert Income Fund indicating that they have met the terms stated in this Section.

(c) Regulatory Approval. All necessary orders of exemption under the Act with respect to the transactions contemplated by this Agreement shall have been granted by the Commission, and all approvals, registrations, and exemptions under federal and state securities laws considered to be necessary shall have been obtained.

(d) Tax Opinion. Calvert Income Fund shall have received the opinion of counsel, addressed to and in form and substance satisfactory to Calvert Income Fund, as to certain of the federal income tax consequences of the Reorganization under the Internal Revenue Code to Summit Bond Fund and the shareholders of Summit Bond Fund. For purposes of rendering its opinion, counsel may rely exclusively and without independent verification, as to factual matters, on the statements made in the Plan, the proxy statement which will be distributed to the shareholders of Summit Bond Fund in connection with the Reorganization, and on such other written representations as Summit Bond Fund and Calvert Income Fund, respectively, will have verified as of the date of issuance of the tax opinion. The opinion of counsel will be to the effect that, based on the facts and assumptions stated therein, and while not entirely free from doubt, for federal income tax purposes:

(i) neither Summit Bond Fund nor Calvert Income Fund will recognize any gain or loss upon the transfer of the assets of Summit Bond Fund to Calvert Income Fund in exchange for Calvert Income Fund Shares and upon the distribution (whether actual or constructive) of Calvert Income Fund Shares to the shareholders of Summit Bond Fund in exchange for their shares of capital stock of Summit Bond Fund;

(ii) the shareholders of Summit Bond Fund who receive Calvert Income Fund Shares pursuant to the Reorganization will not recognize any gain or loss upon the exchange (whether actual or constructive) of their shares of capital stock of Summit Bond Fund for Calvert Income Fund Shares (including any fractional share interests they are deemed to have received) pursuant to the Reorganization;

(iii) the basis of Calvert Income Fund Shares received by Summit Bond Fund's shareholders will be the same as the basis of the shares of capital stock of Summit Bond Fund surrendered in the exchange, the holding period of Calvert Income Fund shares received by each shareholder of Summit Bond Fund will include the period during which the shares of Summit Bond Fund exchanged therefor were held by such shareholder, provided the shares of Summit Bond Fund were held as a capital asset on the date of the Reorganization; and

(iv) the basis of Summit Bond Fund's assets acquired by Calvert Income Fund will be the same as the basis of such assets to Summit Bond Fund immediately prior to the Reorganization, and the holding period of the assets of Summit Bond Fund in the hands of Calvert Income Fund will include the period during which those assets were held by Summit Bond Fund.

(e) Opinion of Counsel. Calvert Income Fund shall have received the opinion of counsel for Summit Bond Fund, dated the Effective Time of the Reorganization, addressed to and in form and substance satisfactory to Calvert Income Fund, to the effect that:

(i) Summit Mutual Funds, Inc. is an open-end management company registered under the Securities Act of 1933 and the Investment Company Act of 1940, and is duly organized and validly existing in good standing under the laws of the State of Maryland;

(ii) Summit Bond Fund is in the Apex series of Summit Mutual Funds, Inc.; and

(iii) The Agreement and Plan of Reorganization and the execution and filing of the Plan have been duly authorized and approved by all requisite action by the Board of Directors of Summit Mutual Funds, Inc., and the Plan has been duly executed and delivered by Summit Mutual Funds, Inc. on behalf of Summit Bond Fund and, assuming due authorization, execution, and delivery of the Plan by The Calvert Fund, is a valid and binding obligation of Summit Mutual Funds, Inc. and its series, Summit Bond Fund.

9. CONDITIONS TO OBLIGATIONS OF SUMMIT BOND FUND

The obligations of Summit Bond Fund under this Agreement with respect to the consummation of the Reorganization are subject to the satisfaction of the following conditions:

(a) Shareholder Approval. The Plan shall have been approved by the affirmative vote of a majority of the outstanding voting securities of Summit Bond Fund. This means that a majority of the outstanding voting securities of Summit Bond Fund must be approved by the lesser of: (i) 67% of the shares of Summit Bond Fund entitled to vote and present at a meeting if the holders of more than 50% of the outstanding shares entitled to vote are present in person or by proxy; or (ii) more than 50% of the outstanding shares of Summit Bond Fund entitled to vote.

(b) Representations, Warranties and, Agreements. As of the Effective Time of the Reorganization, Calvert Income Fund shall have complied with each of its responsibilities under this Agreement, the representations and warranties contained in this Agreement shall be true in all material respects, and there shall have been no material adverse change in the financial condition, results of operations, business, properties, or assets of Calvert Income Fund since March 31, 2008. As of the Effective Time of the Reorganization, Summit Bond Fund shall have received a certificate from Calvert Income Fund satisfactory in form and substance to Summit Bond Fund indicating that it has met the terms stated in this Section.

(c) Regulatory Approval. The Registration Statement referred to in Section 6(j) shall have been declared effective by the Commission and no stop orders under the Securities Act pertaining thereto shall have been issued; all necessary orders of exemption under the Act with respect to the transactions contemplated by this Agreement shall have been granted by the Commission; and all approvals, registrations, and exemptions under federal and state securities laws considered to be necessary shall have been obtained.

(d) Tax Opinion. Summit Bond Fund shall have received the opinion of counsel, addressed to and in form and substance satisfactory to Summit Bond Fund, as to certain of the federal income tax consequences of the Reorganization under the Internal Revenue Code to Calvert Income Fund and its shareholders. For purposes of rendering its opinion, counsel may rely exclusively and without independent verification, as to factual matters, on the statements made in the Plan, the proxy statement which will be distributed to the shareholders of Summit Bond Fund in connection with the Reorganization, and on such other written representations as Summit Bond Fund and Calvert Income Fund, respectively, will have verified as of the date of issuance of the tax opinion. The opinion of counsel will be to the effect that, based on the facts and assumptions stated therein, and while not entirely free from doubt, for federal income tax purposes:

(i) neither Summit Bond Fund nor Calvert Income Fund will recognize any gain or loss upon the transfer of the assets of Summit Bond Fund to Calvert Income Fund in exchange for Calvert Income Fund Shares and upon the distribution (whether actual or constructive) of Calvert Income Fund Shares to the shareholders of Summit Bond Fund in exchange for their shares of capital stock of Summit Bond Fund;

(ii) the shareholders of Summit Bond Fund who receive Calvert Income Fund Shares pursuant to the Reorganization will not recognize any gain or loss upon the exchange (whether actual or constructive) of their shares of capital stock of Summit Bond Fund for Calvert Income Fund Shares (including any fractional share interests they are deemed to have received) pursuant to the Reorganization;

(iii) the basis of Calvert Income Fund Shares received by Summit Bond Fund's shareholders will be the same as the basis of the shares of capital stock of Summit Bond Fund surrendered in the exchange, and the holding period of Calvert Income Fund shares received by each shareholder of Summit Bond Fund will include the period during which the shares of Summit Bond Fund exchanged therefor were held by such shareholder, provided the shares of Summit Bond Fund were held as a capital asset on the date of the Reorganization; and

(iv) the basis of Summit Bond Fund assets acquired by Calvert Income Fund will be the same as the basis of such assets to Summit Bond Fund immediately prior to the Reorganization, and the holding period of the assets of Summit Bond Fund in the hands of Calvert Income Fund will include the period during which those assets were held by Summit Bond Fund.

(e) Opinion of Counsel. Summit Bond Fund shall have received the opinion of counsel for Calvert Income Fund, dated the Effective Time of the Reorganization, addressed to and in form and substance satisfactory to Summit Bond Fund, to the effect that:

(i) The Calvert Fund is an open-end management company registered under the Securities Act of 1933 and the Investment Company Act of 1940, and is duly organized and validly existing in good standing under the laws of the Commonwealth of Massachusetts;

(ii) Calvert Income Fund is a series of The Calvert Fund;

(iii) The Agreement and Plan of Reorganization and the execution and filing of the Plan have been duly authorized and approved by all requisite action by the Board of Trustees of The Calvert Fund, and the Plan has been duly executed and delivered by The Calvert Fund on behalf of Calvert Income Fund and, assuming due authorization, execution, and delivery of the Plan by Summit Mutual Funds, Inc., is a valid and binding obligation of The Calvert Fund and its series, Calvert Income Fund;

(iv) Calvert Income Fund shares to be issued pursuant to the Reorganization have been duly authorized and upon issuance thereof in accordance with the Plan will be validly issued, fully paid and non-assessable shares of beneficial interest of Calvert Income Fund.

10. AMENDMENTS, TERMINATIONS, NON-SURVIVAL OF COVENANTS,

WARRANTIES AND REPRESENTATIONS

(a) The parties hereto may, by agreement in writing authorized by the Board of Trustees of each party, amend the Plan at any time before or after approval of the Plan by shareholders of Summit Bond Fund, but after such approval, no amendment shall be made that substantially changes the terms of this Agreement.

(b) At any time prior to the Effective Time of the Reorganization, any of the parties may by written instrument signed by it: (i) waive any inaccuracies in the representations and warranties made pursuant to this Agreement, and (ii) waive compliance with any of the covenants or conditions made for its benefit pursuant to this Agreement.

(c) Summit Bond Fund may terminate the Plan at any time prior to the Effective Time of the Reorganization by notice to Calvert Income Fund if: (i) a material condition to its performance under this Agreement or a material covenant of Calvert Income Fund contained in this Agreement is not fulfilled on or before the date specified for the fulfillment thereof, or (ii) a material default or material breach of the Plan is made by Calvert Income Fund.

(d) Calvert Income Fund may terminate the Plan at any time prior to the Effective Time of the Reorganization by notice to Summit Bond Fund if: (i) a material condition to its performance under this Agreement or a material covenant of Summit Bond Fund contained in this Agreement is not fulfilled on or before the date specified for the fulfillment thereof, or (ii) a material default or material breach of the Plan is made by Summit Bond Fund.

(e) The Plan may be terminated by either party at any time prior to the Effective Time of the Reorganization upon notice to the other party, whether before or after approval by the shareholders of Summit Bond Fund, without liability on the part of either party hereto or its respective trustees, officers, or shareholders, and shall be terminated without liability as of the close of business on January 31, 2009, if the Effective Time of the Reorganization is not on or prior to such date.

(f) No representations, warranties, or covenants in or pursuant to the Plan shall survive the Reorganization.

11. EXPENSES

The expenses incurred by each Fund in connection with this Reorganization will be paid by Calvert Asset Management Company, Inc. and Summit Investment Partners, Inc.

12. GENERAL

This Plan supersedes all prior agreements between the parties (written or oral), is intended as a complete and exclusive statement of the terms of the Plan between the parties and may not be changed or terminated orally. The Plan may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been executed by each party and delivered to the parties hereto. The headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan. Nothing in the Plan, expressed or implied, is intended to confer upon any other person any rights or remedies by reason of the Plan.

IN WITNESS WHEREOF, Summit Bond Fund and Calvert Income Fund have caused the Plan to be executed on their behalf by their respective Chairman, President, or a Vice President, and their seals to be affixed hereto and attested by their respective Secretary or Assistant Secretary, all as of the day and year first above written, and to be delivered as required.
SUMMIT MUTUAL FUNDS, INC. on behalf of Bond Fund

Attest:

By: John F. Labmeier	By: /s/ Thomas G. Knipper Name: Thomas G. Knipper Title: Vice President, Controller & CCO

THE CALVERT FUND on behalf of Calvert Income Fund

By: Ivy Wafford Duke	By: /s/ William M. Tartikoff Name: William M. Tartikoff Title: Vice President and Secretary
